UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 30, 2010
VHGI Holdings, Inc.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
325 West Main St., Suite #240, Lexington, Kentucky	40507
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(859) 266-9772
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On July 30, 2010, Medical Office Software, Inc. (“MOS”), a Florida corporation and a subsidiary of VHGI Holdings, Inc., a Delaware corporation (“VHGI”), entered into an asset purchase agreement (the “Purchase Agreement”) with MOS Acquisition, LLC, a Florida limited liability company (“Purchaser”), pursuant to which VHGI sold to Purchaser, for a total purchase price of $1,300,000, certain assets and liabilities including, without limitation, the following:

(a) all intellectual property, machinery, equipment, furniture, fixtures, accounts receivable and all other assets of the company except as identified as “Excluded Assets” in the Purchase Agreement (the “Purchased Assets”); and

(b)  specific liabilities related to purchases of vendor software sold by MOS prior to the purchase date, as specifically identified in the Purchase Agreement.

The purchase price of $1,300,000 consists of (i) $300,000 in cash; (ii) a secured promissory note in the principal amount of $1,000,000 (the “MOS Note”); plus (iii) a warrant with a five-year exercise period which provides the right to purchase up to 1% of the equity of the Purchaser for a purchase price equal to the lesser of current fair market value of 1% equity of the Purchaser or $200,000.

The MOS Note carries an interest rate of 6% per annum, and a $100,000 payment is due August 2, 2010, with the remaining principal and interest due on September 30, 2010.  However, if the final payment is paid on or before August 31, 2010 then the balance due shall be reduced to $800,000 and the total principal of the MOS Note reduced to $900,000.  The MOS Note is secured by a security interest in the Purchased Assets.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on July 30, 2010 VHGI entered into a Purchase Agreement with MOS Acquisition, LLC pursuant to which VHGI sold certain assets and liabilities for a total purchase price of $1,300,000.  For additional description of the Purchase Agreement and related terms of the disposition of assets see the disclosure provided under Item 1.01 above.

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective May 20, 2010, VHGI Holdings, Inc. (the “Company”) has appointed Eric Leonetti as a new member of the Company’s Board of Directors by unanimous consent of the current Board of Directors of the Company.  Mr. Leonetti will be serving in the capacity of Chief Operating Officer of VHGI Gold, LLC, a wholly owned subsidiary of VHGI Holdings, Inc.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated July 30, 2010, by and between Medical Office Software, Inc., VHGI Holdings, Inc. and MOS Acquisition, LLC.

10.2	Secured Promissory Note dated July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI Holdings, Inc.
(Company)

Date	August 5, 2010
By:		/s/ Scott A. Haire
Name:		Scott A. Haire
Title:		Chief Executive Officer